UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) June 2, 2025

VWF Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56459	88-1256373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

976 South Shannon Street, Van Wert, Ohio 45891
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 419-238-9662

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
NA	NA	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2025, the Board of Directors of VWF Bancorp Inc. (the “Company”) appointed Peter Quinlan, age 58, as a new director, with a term ending November 2027, coinciding with the Company’s regularly held Annual Meeting of Stockholders. He will also participate as a member of the Company’s Audit Committee. He has also been appointed as a new director of the Company’s subsidiary, GreenWay Bank.

From 2021 to present, Mr. Quinlan has been the principal and founder of PQ Capital Group, LLC, a family office investment firm specializing in the financial services and fixed income sectors. Prior to that, from 2002 to his retirement in 2021, he worked for Signature Bank of New York, most recently as Executive Vice President and Treasurer. He holds a Bachelor’s degree in Business Administration from Springfield College and a Master’s degree in Business Administration from Northeastern University. He does not sit on any other public company boards.

Mr. Quinlan will receive an annual retainer of $28,000, pro rated for his initial partial year of service.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

VWF BANCORP, INC.

/s/ Michael D. Cahill
Date: June 2, 2025	By:	Michael D. Cahill
	Title:	President and Chief Executive Officer